Filed Pursuant to Rule 424(b)(7)
Registration Number 333-277148

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 1, 2024)

8,000,000 shares

Torrid Holdings Inc.

Common Stock

The selling securityholders identified in this prospectus supplement (the “Selling Securityholders”) are offering 8,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), of Torrid Holdings Inc. (“Torrid” or the “Company”). We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders.

The Common Stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “CURV.” On September 10, 2024, the last reported sale price of Common Stock on the NYSE was $6.68 per share.

Investing in the Common Stock involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page S-6 of this prospectus supplement, page 7 of the accompanying prospectus and under similar headings in the other documents incorporated by reference into this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the Selling Securityholders	$	$

(1)	For additional underwriting compensation information, see “Underwriting.”

The Selling Securityholders have granted the Underwriters (as defined below) an option to purchase up to an additional 1,200,000 shares of Common Stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to any exercise of the Underwriters’ option to purchase additional shares of Common Stock.

The Underwriters expect to deliver the shares of Common Stock against payment on or about    , 2024.

Joint Lead Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC

Jefferies	William Blair

Co-Manager

Telsey Advisory Group

The date of this prospectus supplement is    , 2024.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which, among other things, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference that are described under the “Information Incorporated by Reference” section in this prospectus supplement. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus. Before purchasing any securities, you should carefully read this prospectus supplement (and any applicable free writing prospectuses) and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that Torrid Holdings Inc. has filed with the SEC using a “shelf” registration process.

None of the Company, the Underwriters or the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. None of the Company, the Underwriters or the Selling Securityholders take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. None of the Company, the Underwriters or the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information included in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Common Stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

When we refer to “Torrid,” “we,” “our,” “us” or the “Company” in this prospectus supplement, we mean Torrid Holdings Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential investors in this offering.

S-ii

BASIS OF PRESENTATION

Our fiscal year ends on the Saturday nearest to January 31 and each fiscal year is generally comprised of four 13-week quarters (although in years with 53 weeks, the fourth quarter is comprised of 14 weeks). Fiscal year 2023 was a 53-week year and fiscal years 2022 and 2021 were 52-week years. Fiscal years are identified in this prospectus supplement according to the calendar year in which they begin. For example, references to “2023” or similar references refer to the fiscal year ended February 3, 2024.

As used in this prospectus supplement:

•

“digital CAC,” or “digital customer acquisition cost,” means digital and working marketing expenses, divided by the number of online customers who placed their first order in the period during which these expenses were incurred;

•

“comparable sales” means for any given period as the sales of our e-Commerce operations and stores that we have included in our comparable sales base during that period. We include a store in our comparable sales base after it has been open for 15 full fiscal months. If a store is closed during a fiscal year, it is only included in the computation of comparable sales for the full fiscal months in which it was open. We apply current year foreign currency exchange rates to both current year and prior year comparable sales to remove the impact of foreign currency fluctuation and achieve a consistent basis for comparison. Comparable sales allow us to evaluate how our unified commerce business is performing exclusive of the effects of non-comparable sales and new store openings;

•	“customer cohort” means all of our customers who made their initial purchase in a given year, across all channels;

•

“e-Commerce penetration” means net sales generated in the e-Commerce channel, including sales generated from our website, mobile app, and through the buy-online-pickup-in-store and ship from store offerings, divided by total net sales;

•	“LTV,” or “customer lifetime value,” means the cumulative product sales demand attributable to a particular customer cohort;

•	“product sales demand” means the value of customer spend, excluding shipping and any other revenue;

•

“Net Promoter Score,” or “NPS,” is a commonly used metric to measure consumer satisfaction and loyalty and indicates the percentage of consumers rating their likelihood to recommend a product or service to a friend. The percentage of “detractors,” or consumers who respond with a rating of 6 or less, is subtracted from the percentage of “promoters,” or consumers who respond with a 9 or 10, to yield NPS. We have calculated NPS for us and a set of 27 peers based on a survey of plus-size consumers we commissioned, using the same methodology for all companies. For purposes of the NPS, we define “industry average” NPS as the average NPS of us and the 27 peers, which include select department stores, mass-retailers, specialty retailers and direct to consumer brands;

•

“net sales retention rate” means net sales attributable to the prior year’s identifiable customer cohorts, divided by the prior year’s total net sales attributable to identifiable customer cohorts; and

•	“omni-channel customer” means a customer who has completed at least one purchase transaction in each of our store and e-Commerce channels in a twelve-month period.

S-iii

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus supplement and the documents incorporated herein by reference from our own internal estimates and research as well as from industry and general publications and research, studies and surveys conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither such research nor these definitions have been verified by any independent source.

S-iv

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed (including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits furnished relating thereto pursuant to Item 9.01)) in accordance with SEC rules unless specifically referenced below:

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended February 3, 2024, filed with the SEC on April 2, 2024;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2024;

•

Our Quarterly Report on Form 10-Q for the quarter ended May 4, 2024, filed with the SEC on June 12, 2024, and our Quarterly Report on Form 10-Q for the quarter ended August 3, 2024, filed with the SEC on September 9, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on June 7, 2024 and June 12, 2024 (Item 5.02 only); and

•

The description of our Common Stock contained in Form 8-A filed with the SEC on June  30, 2021, as amended by the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended February 3, 2024, filed with the SEC on April 2, 2024.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all such documents we may file with the SEC after the date hereof, shall be deemed to be incorporated by reference in this prospectus supplement until the completion of this offering.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Torrid Holdings Inc.

18501 East San Jose Avenue

City of Industry, California 91748

(646) 200-8887

S-v

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.torrid.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

S-vi

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and are subject to the “safe harbor” of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included or incorporated by reference in this prospectus supplement are forward-looking statements. Forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including:

•	the adverse impact of rulemaking changes implemented by the Consumer Financial Protection Bureau on our income streams, profitability and results of operations;

•	changes in consumer spending and general economic conditions;

•	the negative impact on interest expense as a result of rising interest rates;

•	inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses;

•	our ability to identify and respond to new and changing product trends, customer preferences and other related factors;

•	our dependence on a strong brand image;

•	increased competition from other brands and retailers;

•	our reliance on third parties to drive traffic to our website;

•	the success of the shopping centers in which our stores are located;

•	our ability to adapt to consumer shopping preferences and develop and maintain a relevant and reliable omni-channel experience for our customers;

•	our dependence upon independent third parties for the manufacture of all of our merchandise;

•	availability constraints and price volatility in the raw materials used to manufacture our products;

•	interruptions of the flow of our merchandise from international manufacturers causing disruptions in our supply chain;

•	our sourcing a significant amount of our products from China;

•	shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility;

•	our reliance upon independent third-party transportation providers for substantially all of our product shipments;

•	our growth strategy;

•	our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set;

S-vii

•	damage to our reputation arising from our use of social media, email and text messages;

•	our reliance on third parties for the provision of certain services, including real estate management;

•	our dependence upon key members of our executive management team;

•	our reliance on information systems;

•	system security risk issues that could disrupt our internal operations or information technology services;

•	unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system, third-party computer systems we rely on, or otherwise;

•	our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection;

•	payment-related risks that could increase our operating costs or subject us to potential liability;

•	claims made against us resulting in litigation;

•	changes in laws and regulations applicable to our business;

•	regulatory actions or recalls arising from issues with product safety;

•	our inability to protect our trademarks or other intellectual property rights;

•	our substantial indebtedness and lease obligations;

•	restrictions imposed by our indebtedness on our current and future operations;

•	changes in tax laws or regulations or in our operations that may impact our effective tax rate;

•	the possibility that we may recognize impairments of long-lived assets;

•	our failure to maintain adequate internal control over financial reporting; and

•	the threat of war, terrorism or other catastrophes that could negatively impact our business.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the effect of known factors and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in the section entitled “Risk Factors” of this prospectus supplement, Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024, and Item 1A. “Risk Factors” and Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended August 3, 2024. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should evaluate all forward-looking statements included or incorporated by reference in this prospectus supplement in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except to the extent required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

S-viii

SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in shares of Common Stock. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in shares of Common Stock discussed in the “Risk Factors” section below and in the documents incorporated by reference herein.

Our Company

We are a direct-to-consumer brand dedicated to offering a diverse assortment of stylish apparel, intimates, and accessories skillfully designed for curvy women in North America. Specializing in sizes 10 to 30, our primary focus is on providing fashionable, comfortable, and affordable options that meet the unique needs of our customers. Our extensive collection features high quality merchandise, including tops, bottoms, denim, dresses, intimates, activewear, footwear, and accessories. Our products are exclusive to us, with few exceptions, and each product is meticulously crafted to cater to the needs of every curvy woman, empowering her to love the way she looks and feels. Our collections are artfully curated to suit all aspects of our customers’ lives, including casual weekends, work, dressy, and special occasions. Understanding the importance of affordability, we aim to keep our prices reasonable without compromising on quality. This commitment allows us to build a meaningful connection with our customers, distinguishing us from other brands that often overlook plus-size consumers. Our brand experience and product offerings establish us as a differentiated and reliable choice for plus-size customers, which we believe sets us apart in the market. We strive to be everything our customer needs in her closet, consistently delivering products that make her feel confident and stylish.

We employ a customer-first omni-channel strategy that is channel-agnostic, allowing our customer to experience our brand wherever and whenever she wants. We market directly to consumers via our e-Commerce platform and our physical footprint of 657 stores as of August 3, 2024. E-Commerce penetration represented approximately 60% of net sales in 2023. Our broad digital ecosystem—from our engaging e-Commerce website to our user-friendly mobile app—allows us to better connect, engage, track, and service customers. Our customers’ satisfaction with our omni-channel experience, as well as the product fit, quality, and affordability of our brand, is reflected in our industry-leading average NPS score of 86 from June 2023 to June 2024, as compared to the industry average in the low 40s, and a return rate of less than 10% for the last twelve months ended August 3, 2024, versus the industry average of approximately 15%. In addition, customers who were members of our loyalty program accounted for 95% of net sales in 2023.

Our broad digital ecosystem also provides robust quantitative and qualitative customer data that we use to inform all aspects of our operations, from product development to merchandising and marketing. Our stores are designed to create an inclusive and welcoming environment where our customers can discover and engage with our brand, experience our product and connect with a community of like-minded women. Our stores also serve as an effective and profitable source of new customer acquisition and conversion, through which we acquired approximately 60% of new customers for the twelve months ended July 31, 2024. As of August 3, 2024, over 90% of our store fleet is profitable and new stores have a typical payback period of less than two years. The integration of e-Commerce and stores is fundamental to our customer-centric strategy as those two channels complement and drive traffic to one another. We have a history of converting single-channel customers into highly valuable omni-channel customers, who have an LTV 3.4 times greater than that of single-channel customers for the twelve months ended July 31, 2024. Approximately 60% of our customers become omni-channel customers over time. This unified experience between our stores and e-Commerce platform creates a powerful flywheel effect that results in low CAC, high repeat purchasing behavior and high LTV. Our digital

CAC for the five months ended June 30, 2024, was $34 and our one-year LTV for our 2023 customer cohort was $214, representing an implied LTV: digital CAC ratio for this period of approximately 6.3x.

Business Update

In the second half of 2022, with the appointment of Lisa Harper as our Chief Executive Officer, we implemented several strategic initiatives that have improved our financial and operating performance and successfully repositioned the company for continued profitable growth.

Product Development

We have enhanced our product development capabilities, shifting our design strategy away from a strict, rules-based approach to better emphasize product relevancy, including design, color, and print, which better reflect current fashion trends and how our customer shops.

Additionally, we have improved our sourcing capabilities and infrastructure, consolidating our vendor base and diversifying country of origin while shortening our product development cycle by approximately three weeks and increasing efficiencies in product cost, which we believe allows us to provide our customer more frequent newness and react quickly to new fashion trends. Importantly, we have also reduced our exposure to product sourced from China, and expect our China production to be in the teens by the end of 2024.

Inventory Management

We have undertaken a significant effort to realign our commercial planning and inventory management processes to support the increasing scale and complexity of our business. In addition to adopting a series of planning and inventory best practices, we have implemented dedicated merchandising, financial and assortment planning systems, which allow us to plan and manage our inventory with greater precision and financial discipline. As of August 3, 2024, we have successfully reduced inventory by approximately 36% from its peak in the third quarter of 2022, enabling us to improve our working capital efficiency and allowing us to reinstate our ability to chase high turning and popular product inventory, which currently represents over 10% of our inventory receipts for the upcoming fourth quarter of 2024.

Supply Chain and Distribution

We have meaningfully improved our supply chain and distribution capabilities. We believe the foundational improvements and investments we have made, including our newly introduced 24 hour click-to-ship capabilities, have increased our productivity and provide greater visibility into shipping and distribution timing and costs. For example, we have increased our distribution throughput productivity by over 35% year-over-year for the first half of 2024 and lessened our reliance on shipping container spot rates, approximately 80% of which are contracted year-to-date in 2024.

Marketing

We continue to evolve our marketing investments to better engage with our customer and provide her with a differentiated experience with our brand. Importantly, we have balanced our marketing spend to focus on retention and customer reactivation, while also leveraging the reach of our store base by increasing in-store activations and further improving the customer experience. For instance, we continue to invest in our store dressing room experience, where we experienced 50% conversion rates from customers who tried on our products in store between February and March of 2024. Additionally, we have relaunched our Casting Call in-store activation for the first time since 2017, which generated a 900 basis point increase in brand awareness, 800 basis point increase in reactivations and a 700 basis point increase in new customers over the course of the campaign from April 2024 to July 2024. These selected marketing initiatives, in addition to others, have allowed us to deliver a 75% net sales retention rate in 2023, as well as stabilize our customer file, while experiencing double digit growth in customer reactivations through the first half of 2024.

Financial Update

We believe the strategic changes and investments we have made to our business, as well as our brand experience and product offerings, have resulted in significantly improved operating and financial performance, including a meaningful improvement in our regular price comparable sales, which accounted for approximately 90% of our net sales in the first half of 2024.

Historical Comparable Sales Growth

Corporate Information

We are a Delaware corporation incorporated on October 29, 2019. Our corporate headquarters is located at 18501 East San Jose Avenue, City of Industry, California 91748. Our telephone number is (626) 667-1002. Our website address is www.torrid.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

The Offering

Issuer	Torrid Holdings Inc.

Shares of Common Stock offered by the Selling Securityholders	8,000,000 shares.

Underwriters’ option to purchase additional shares of Common Stock from the Selling Securityholders	1,200,000 shares.

Shares of Common Stock outstanding	104,680,230 shares.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders. See “Use of Proceeds.”

Risk factors	See the “Risk Factors” section beginning on page S-6 of this prospectus supplement, page 7 of the accompanying prospectus and under similar headings in the other documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the Common Stock.

Dividend policy	We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Listing and trading symbol	The Common Stock is traded on the NYSE under the symbol “CURV.”

Transfer agent and registrar	Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC).

Unless we specifically state otherwise or the context otherwise requires, the share information in this prospectus supplement is based on the number of shares of Common Stock outstanding as of September 6, 2024 and:

•	assumes no exercise of the Underwriters’ option to purchase up to an additional 1,200,000 shares of Common Stock from the Selling Securityholders in this offering;

•

excludes 632,448 shares of Common Stock issuable upon the exercise of outstanding options as of September 6, 2024, at a weighted average exercise price of $4.36 per share, under the Torrid Holdings Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”);

•	excludes 1,642,381 shares of Common Stock issuable upon the vesting of outstanding restricted stock units and performance stock units under our 2021 Plan;

•

does not reflect the issuance of up to 4,761,239 shares of Common Stock that are reserved for future grants or sale under the 2021 Plan, as well as any shares of Common Stock that become available pursuant to provisions in the 2021 Plan that automatically increase the share reserve under the 2021 Plan; and

•

does not reflect the issuance of up to 3,182,478 shares of Common Stock reserved for future sale under our 2021 Employee Stock Purchase Plan (“ESPP”), as well as any shares of Common Stock that become available pursuant to provisions in the ESPP that automatically increase the share reserve under the ESPP.

RISK FACTORS

Investing in the Common Stock involves a high degree of risk. You should carefully consider the risks described in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before deciding whether to purchase shares of Common Stock. In particular, you should carefully consider, among other things, the risks to our business and other matters discussed under the section captioned Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended February 3, 2024 and in any subsequent Quarterly Report on Form 10-Q. If any such risks and uncertainties actually occur, you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations and result in a loss of all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

The trading price of the Common Stock has been, and is likely to continue to be, volatile and could fluctuate in response to a number of factors, many of which are beyond our control.

The trading price of the Common Stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. During the last twelve months, the high sales price per share of our Common Stock on the NYSE was $9.14 and the low sales price per share was $1.21. If our financial results are below the expectations of securities analysts and investors, the market price of the Common Stock could decrease, perhaps significantly. Factors that may affect the market price of the Common Stock include quarterly variations in our operating results compared to market expectations; changes in preferences of our customers; announcements of new products, significant price reductions or other strategic actions by us or our competitors; public reactions to our press releases, public announcements and/or filings with the SEC; speculation in the press or investment community; and the size of our public float. In addition, the U.S. securities markets have experienced significant price and volume fluctuations, and these fluctuations often have been unrelated to the operating performance of companies in these markets. Any volatility of, or a significant decrease in, the market price of the Common Stock could also negatively affect our ability to make acquisitions using Common Stock. Further, if we were to be the object of securities class action litigation as a result of volatility in the Common Stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Sales of substantial amounts of our Common Stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our Common Stock in the public market, or the perception that these sales could occur, could adversely affect the price of our Common Stock and could impair our ability to raise capital through the sale of additional shares of Common Stock. We are unable to predict the effect that such sales may have on the prevailing market price of the Common Stock.

Subject to certain exceptions described in the “Underwriting” section of this prospectus supplement, we, our directors, executive officers, and the Selling Securityholders entered into lock-up agreements with the Underwriters pursuant to which we and they have agreed that we and they will not dispose of or hedge any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock for a period of 90 days after the date of this prospectus supplement. The Underwriters may permit us or our directors, executive officers, and the Selling Securityholders to sell shares of Common Stock prior to the end of the lock-up period. Sales of a substantial number of such shares of Common Stock upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell Common Stock at a time and price that you deem appropriate.

We may also issue Common Stock or equity securities senior to the Common Stock for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. The amount of shares of our Common Stock issued could constitute a material portion of our then-outstanding shares of our Common Stock. Future sales or issuances of shares of Common Stock or other equity securities, or the availability of shares of Common Stock or such other equity securities for future sale or issuance, may negatively affect the trading price of the Common Stock. Our stockholders may experience immediate dilution upon such future equity issuances or the exercise of stock options to purchase Common Stock granted to our employees, consultants and directors under our stock option and incentive plans. No prediction can be made as to the effect, if any, that future sales or issuances of shares of Common Stock or other equity or equity-linked securities will have on the trading price of the Common Stock.

Sycamore Partners Management L.P. (“Sycamore”) holds, and will continue to hold, a significant portion of the outstanding shares of Common Stock, which may limit the ability of our public stockholders to influence significant corporate decisions.

Currently, our largest stockholder is Sycamore, which beneficially owns approximately 78.67% of the shares of Common Stock. Upon completion of this offering, Sycamore will beneficially own approximately 71.71% of our shares of Common Stock in the aggregate (or 70.67% if the Underwriters exercise in full their option to purchase additional shares). The foregoing beneficial ownership percentages are based on 104,680,230 shares of Common Stock outstanding.

Pursuant to the terms of the Stockholders’ Agreement, dated July 6, 2021, between Torrid and Sycamore Partners Torrid, L.L.C. (together with its indirect beneficial owners, the “Sycamore Stockholder”), the Sycamore Stockholder is entitled to nominate a majority of our board of directors for so long as the Sycamore Stockholder beneficially owns at least 50% of our Common Stock. When the Sycamore Stockholder beneficially owns less than 50% of our Common Stock but owns at least 10% of our Common Stock, the Sycamore Stockholder will be entitled to designate for nomination a number of directors in proportion to its ownership of our Common Stock, rounded up to the nearest whole number. When the Sycamore Stockholder owns less than 10% of our Common Stock but owns at least 5% of our Common Stock, the Sycamore Stockholder will be entitled to designate for nomination the greater of (i) a number of directors in proportion to its ownership of our Common Stock, rounded up to the nearest whole number and (ii) one director. As a result of its share ownership and director nomination rights, the Sycamore Stockholder may be able to significantly influence significant corporate matters and transactions, including mergers, acquisitions or dispositions, or the amendment of our governing documents. This concentration of ownership may delay, deter or prevent acts that would be favored by our public stockholders, such as a change of control transaction that would result in the payment of a premium to such stockholders.

Investors in this offering may experience future dilution.

To raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of Common Stock or other securities convertible into, or exchangeable for, Common Stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of Common Stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of Common Stock or related securities in future transactions is less than the price per share in this offering, investors who purchase Common Stock in this offering will suffer a dilution of their investment. In addition, equity awards under our share-based compensation plans may cause further dilution.

Our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of the Common Stock. We have never declared nor paid any cash dividends.

Until and unless we pay dividends on the Common Stock, a holder of Common Stock may only receive a return on its investment if the market price of the Common Stock increases. We have never declared nor paid any cash dividends on our Common Stock. The continued operation and expansion of our business will require substantial funding. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Additionally, our operating subsidiaries are currently restricted from paying cash dividends by the agreements governing their indebtedness, and we expect these restrictions to continue in the future.

The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of our existing holders of Common Stock or impose more stringent restrictions on our operations.

If we incur additional debt or raise equity through the issuance of preferred stock or convertible securities, the terms of the debt or the preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of our Common Stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing stockholders would be diluted.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. Pursuant to the terms of the Registration Rights Agreement (as defined below), we will bear all costs, fees and expenses associated with the sale of our Common Stock in this offering by the Selling Securityholders, other than underwriting discounts and commissions. See “Selling Securityholders” and “Underwriting.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

SELLING SECURITYHOLDERS

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of Common Stock held by the Selling Securityholders before and after giving effect to this offering.

	Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Being Offered Hereby		Shares of Common Stock Beneficially Owned After Completion of this Offering (Excluding Exercise of Option to Purchase Additional Shares)(1)		Shares of Common Stock Beneficially Owned After Completion of this Offering (Including Full Exercise of Option to Purchase Additional Shares)(1)
Name	Number of Shares	Percentage of Outstanding Shares	Excluding Exercise of the Option to Purchase Additional Shares	Including Full Exercise of Option to Purchase Additional Shares	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
Sycamore Partners Torrid, L.L.C.(2)	82,351,986	78.67%	7,282,942	8,375,384	75,069,044	71.71%	73,976,602	70.67%
Lisa Harper(3)	5,670,790	5.42%	498,087	572,800	5,172,703	4.94%	5,097,990	4.87%
Elizabeth Muñoz-Guzman(4)	2,158,876	2.06%	188,189	216,417	1,970,687	1.88%	1,942,459	1.86%
Anne Stephenson	160,117	*	14,160	16,284	145,957	*	143,833	*
Michael Salmon	187,959	*	16,622	19,115	171,337	*	168,844	*

*	Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.
(1)

The amounts and percentages of Common Stock beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Applicable percentages are based on 104,680,230 shares of Common Stock outstanding as of September 6, 2024. Common stock subject to restricted stock units or stock options that are currently exercisable or exercisable within 60 days of September 6, 2024 are deemed to be outstanding and beneficially owned by the person holding the restricted stock units or stock options. These shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)

Includes shares of Common Stock held directly by Sycamore Partners Torrid, L.L.C. and over which voting and dispositive power is shared with (a) Sycamore Partners, L.P., (b) Sycamore Partners Associates-C, L.P., (c) Sycamore Partners Associates, L.P., (d) Sycamore Partners Associates Investments, L.P., (e) Sycamore Partners (Co-Invest), L.L.C., (f) Sycamore Partners Associates Co-Invest, L.P. and (g) Mr. Stefan Kaluzny (the entities listed in clauses (a) through (f) above, collectively, the “Sycamore Entities”). The direct or indirect general partners or managing members of each of the Sycamore Entities are controlled directly or indirectly by Mr. Stefan Kaluzny, and each of the foregoing (including Mr. Kaluzny) expressly disclaims beneficial ownership of the shares of Common Stock of the Company held by Sycamore Partners Torrid, L.L.C. except to the extent of their respective pecuniary interest therein, if any. The address for Sycamore Partners Management L.P., the Sycamore Entities and Mr. Kaluzny is c/o Sycamore Partners Management, L.P., 9 W. 57th Street, 31st Floor, New York, NY 10019.

(3)

Includes (i) 5,632,130 shares of Common Stock held by Ms. Harper and (ii) 38,660 shares of Common Stock issuable upon exercise of options that vest within 60 days of September 6, 2024. Ms. Harper is our Chief Executive Officer and a member of our board of directors.

(4)

Includes (i) 2,127,948 shares of Common Stock held by Ms. Muñoz-Guzman and (ii) 30,928 shares of Common Stock issuable upon exercise of options that vest within 60 days of September 6, 2024. Ms. Muñoz-Guzman is our Chief Creative Officer.

Material Relationships with Selling Securityholders

The shares of Common Stock being offered in this prospectus supplement were acquired on July 2, 2021, in connection with our initial public offering, when Torrid Holding LLC made a pro rata distribution for no consideration of our Common Stock to members of Torrid Holding LLC. On July 6, 2021, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain of our stockholders, including the Selling Securityholders, pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by certain of our stockholders, including the Selling Securityholders, from time to time as permitted by Rule 415 promulgated under the Securities Act. For more information on the Registration Rights Agreement, please refer to the description of the Registration Rights Agreement found in our filings, which are incorporated herein by reference.

Ms. Harper is our Chief Executive Officer and a member of our board of directors. Ms. Muñoz-Guzman is our Chief Creative Officer. Ms. Stephenson was our Chief Merchandising and Product Officer from August 2019 to March 2023. Mr. Salmon was our Chief Operating Officer from December 2018 to January 2023.

The description of our relationships with Sycamore and its affiliates set forth in “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statements on Schedule 14A filed on April 21, 2022, April 26, 2023 and April 23, 2024, is incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of Common Stock by a non-U.S. holder (as defined below), but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is limited to non-U.S. holders who purchase Common Stock sold pursuant to this offering and who hold shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, for investment purposes).

This summary is based on the current provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions and published positions of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof, and all of which are subject to change or to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different than those set forth below. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	qualified foreign pension funds defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	brokers or dealers in securities or currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to any alternative minimum tax;

•	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that acquired Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States;

•	except to the limited extent discussed below, persons who actually or constructively own or have owned more than 5% of the Common Stock; and

•

persons that hold Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, wash sale or other integrated investment or risk reduction transaction.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of Common Stock that is not for U.S. federal income tax purposes a partnership (or an investor in such a partnership) or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and the partner, and upon certain determinations made at the partner level. Accordingly, we urge entities or arrangements treated as partnerships for U.S. federal income tax purposes and partners of such partnerships considering the purchase of Common Stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of Common Stock by such partnership.

Distributions

We do not currently pay dividends on the Common Stock, and we do not have current plans to do so. However, if we make cash or other property distributions on the Common Stock (other than certain pro rata distributions of Common Stock) or make certain redemptions that are treated as distributions with respect to the Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital, which will reduce the non-U.S. holder’s adjusted tax basis in the Common Stock until such basis equals zero, and, thereafter, as capital gain from the sale or exchange of such Common Stock. See “— Gain on Disposition of Common Stock” below. Subject to the discussion below under “— Backup Withholding and Information Reporting” and “— Additional Withholding Requirements Under FATCA” and to the discussion below regarding effectively connected dividends, any dividends paid to a non-U.S. holder on the Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must generally provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form certifying qualification for the reduced rate. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. federal withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Gain on Disposition of Common Stock

Subject to the discussion below under “— Backup Withholding and Information Reporting” and “— Additional Withholding Requirements Under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of Common Stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	the Common Stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include any effectively connected gain described in the second bullet point above.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we are not a USRPHC or will not become a USRPHC in the future. Even if we are or become a USRPHC, however, as long as the Common Stock is “regularly traded,” as defined by applicable U.S. Treasury regulations, on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period for the Common Stock, more than 5% of our Common Stock will be taxed on gain realized on the taxable disposition of the Common Stock. If the Common Stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of the Common Stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such a disposition. No assurance can be provided that our Common Stock will be regularly traded on an established securities market at all times for purposes of the rules described above.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of Common Stock.

Backup Withholding and Information Reporting

Any distributions paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate, which is currently 24%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Additional Withholding Requirements Under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (commonly referred to as “FATCA”), impose a 30% withholding tax on any dividends paid on the Common Stock and (subject to the proposed U.S. Treasury regulations discussed below) on the gross proceeds from a sale or other disposition of Common Stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, on a properly completed and executed IRS Form W-8BEN-E or successor form, as applicable), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as a properly completed and executed IRS Form W-8BEN-E or successor form, as applicable). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Proposed U.S. Treasury regulations that may be relied upon pending adoption of final U.S. Treasury regulations have indefinitely suspended the withholding tax on gross proceeds. Consequently, FATCA withholding is not expected to apply to gross proceeds from the sale or other disposition of Common Stock. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on their investment in the Common Stock.

INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC and William Blair & Company, L.L.C. are acting as the representatives (the “Representatives”) for the underwriters (collectively, the “Underwriters”) named below. Under the terms and subject to the conditions contained in an underwriting agreement (the “Underwriting Agreement”), the Selling Securityholders have agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Selling Securityholders, the number of shares of Common Stock listed next to each Underwriter’s name in the following table:

Underwriter	Number of Shares of Common Stock
BofA Securities, Inc.
Goldman Sachs & Co. LLC
Jefferies LLC
William Blair & Company, L.L.C.
Telsey Advisory Group LLC
Total	8,000,000

Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters have agreed to purchase all of the shares of Common Stock sold under the Underwriting Agreement if any of these shares are purchased. However, the Underwriters are not required to take or pay for the shares of Common Stock covered by the Underwriters’ option to purchase additional shares of Common Stock described below.

We and the Selling Securityholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Underwriters are offering the shares of Common Stock subject to their acceptance of such shares from us. The Underwriting Agreement provides that the obligations of the Underwriters to purchase the shares of Common Stock offered by this prospectus supplement is subject to several conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officer’s certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Underwriters have advised us and the Selling Securityholders that the Underwriters propose initially to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $    per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the per share and total underwriting discounts and commissions to be paid to the Underwriters assuming both no exercise and full exercise of the Underwriters’ option to purchase additional shares of Common Stock.

	Without Exercise of Option to Purchase Additional Shares of Common Stock	With Full Exercise of Option to Purchase Additional Shares of Common Stock
Per Share	$	$
Total	$	$

We estimate that the total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $800,000.00. Pursuant to the Registration Rights Agreement, we have agreed to bear all costs, fees and expenses associated with the sale of our Common Stock in this offering by the Selling Securityholders, other than underwriting discounts and commissions or transfer taxes attributable to the sale of the shares of Common Stock. The Company has agreed to reimburse the Underwriters in connection with certain fees and expenses incurred in connection with the review and qualification of the offering of the shares of Common Stock by the Financial Industry Regulation Authority, Inc. in an amount not to exceed $15,000.

Option to Purchase Additional Shares of Common Stock

The Selling Securityholders have granted an option to the Underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,200,000 additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions. If the Underwriters exercise this option, each will be obligated, subject to conditions contained in the Underwriting Agreement, to purchase a number of additional shares of Common Stock proportionate to that Underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

In connection with this offering, we have agreed that for 90 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc. and Goldman Sachs & Co. LLC (the “Lock-up Representatives”), we will not, and will not publicly disclose an intention to, without the prior written consent of the Lock-up Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise (other than (a) the shares of Common Stock to be sold pursuant to the Underwriting Agreement, (b) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date of the Underwriting Agreement and described in this prospectus supplement (including the documents incorporated by reference herein), (c) any shares of Common Stock or restricted stock units or awards issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company described in this prospectus supplement (including the documents incorporated by reference herein), (d) any shares of Common Stock or restricted stock units or awards issued pursuant to any non-employee director stock plan or dividend reinvestment plan described in this prospectus supplement (including the documents incorporated by reference herein), (e) the filing by the Company of a registration statement on Form S-8 covering the registration of any shares of Common Stock or other securities issued under existing employee benefits plan of the Company described in this prospectus supplement (including the documents incorporated by reference herein), (f) the issuance of shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with such acquisition or (g) the issuance of shares of Common Stock, of restricted stock or of options to purchase shares of common stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided, that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (g) does not exceed 10.0% of the total number of shares of Common Stock issued and outstanding immediately following the completion of this offering; and provided, further, that all such recipients of shares of Common Stock will execute and deliver to the Lock-up Representatives, on or prior to such issuance, a lock-up agreement as described in the Underwriting Agreement.

The Selling Securityholders and our executive officers and directors (collectively, the “Lock-Up Parties” and, each, a “Lock-Up Party”) have entered into lock-up agreements whereby they have agreed that for a period of 90 days from the date of this prospectus supplement (the “Lock-Up Period”) they will not and will not publicly disclose an intention to, without the prior written consent of the Lock-up Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any shares of

Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the Lock-Up Party or with respect to which the Lock-Up Party has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or confidentially submit or cause to be filed or confidentially submitted any registration statement in connection therewith, under the Securities Act; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the Lock-Up Parties may transfer the Lock-Up Securities without the prior written consent of the Lock-up Representatives, provided that (1) in the case of clauses (i) through (vi) below the Lock-up Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer will not involve a public market disposition for value (other than pursuant to clause (vii)), (3) such transfers, other than with respect to clauses (iii), (vii) or (viii), are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act, other than any required on Form 5; provided that with respect to this clause (3), any required filing under the Exchange Act will include a footnote disclosure explaining the nature of, and reason for, such disposition, and (4) the Lock-Up Party does not otherwise voluntarily effect any public filing or report regarding such transfers:

i.	as a bona fide gift or gifts or as charitable contributions;

ii.

to (a) any immediate family member, (b) any trust for the direct or indirect benefit of the Lock-Up Party or the immediate family of the Lock-Up Party or any of their successors upon death or (c) any partnership or limited liability company the partners or members of which consist of the Lock-Up Party and one or more members of the Lock-Up Party’s immediate family (which includes any relationship by blood, marriage or adoption, not more remote than first cousin);

iii.	as a distribution to limited or general partners, members, affiliates or stockholders of the Lock-Up Party;

iv.	to the Lock-Up Party’s affiliates or to any investment fund or other entity controlled, under common control or managed by the Lock-Up Party;

v.	if the Lock-Up Party is a trust, to the beneficiary of such trust;

vi.

by operation of law, such as pursuant to a qualified domestic relations order (including a divorce settlement, divorce decree or separation agreement), or by testate succession or intestate succession;

vii.	pursuant to the Underwriting Agreement;

viii.

to the Company for the primary purposes of satisfying the exercise price on any tax or other governmental withholding obligation with respect to the Lock-Up Securities issued upon the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), or issued under an employee equity or benefit plan described in this prospectus supplement (including the documents incorporated by reference herein), in each case on a “cashless” or “net exercise basis;”

ix.

to the Company in connection with the repurchase by the Company from the Lock-Up Party of shares of Common Stock pursuant to a repurchase right in effect on the date of this Agreement or described in this prospectus supplement (including the documents incorporated by reference herein) arising upon the death, disability or termination of the Lock-Up Party’s employment with the Company; or

x.	with the prior written consent of the Lock-up Representatives on behalf of the Underwriters

Furthermore, the foregoing restrictions will not apply to (i) dispositions of shares of Common Stock of the Company purchased by the Lock-Up Party on the open market following this offering if and only if (a) such sales are not required to be reported in any public report or filing with the SEC, or otherwise, and (b) the Lock-Up Party does not otherwise voluntarily effect any public filing or report regarding such sales; (ii) the exercise of stock options or settlement of restricted stock units and other equity awards granted pursuant to the Company’s equity incentive plans described in this prospectus supplement (including the documents incorporated by reference herein); provided that the foregoing restrictions will apply to any and all of the Lock-Up Securities issued upon such exercise or settlement; (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Lock-Up Securities will be made pursuant to such a Plan prior to the expiration of the Lock-Up Period; provided further that (a) to the extent a public announcement, report or filing under the Exchange Act, if any, is required by or on behalf of the Lock-Up Party or the Company regarding the establishment of such plan, such announcement, report or filing will include a statement to the effect that no transfer, sale or other disposition of Common Stock of the Company may be made under such plan during the Lock-up Period and (b) no such public announcement, report or filing will be made voluntarily; and (iv) transfers, sales, tenders or other dispositions of the Lock-Up Securities occurring after this offering to a bona fide third party pursuant to a tender offer for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination approved by the board of directors of the Company involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the Lock-Up Party may agree to transfer, sell, tender or otherwise dispose of the Lock-Up Securities in connection with any such transaction, or vote any of the Lock-Up Securities in favor of any such transaction); provided, that all of the Lock-Up Securities subject to the lock-up agreement remain subject to the lock-up agreement; and provided, further, that it will be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Lock-Up Securities subject to the lock-up agreement will remain subject to the restrictions therein.

Price Stabilization; Short Positions

In order to facilitate the offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may sell more shares of Common Stock than they are obligated to purchase under the Underwriting Agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of Common Stock available for purchase by the Underwriters under the option. The Underwriters can close out a covered short sale by exercising the option or purchasing shares of Common Stock in the open market. In determining the source of shares of Common Stock to close out a covered short sale, the Underwriters will consider, among other things, the open market price of shares of Common Stock compared to the price available under the option. The Underwriters may also sell shares of Common Stock in excess of the option, creating a naked short position. The Underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the Underwriters may bid for, and purchase, shares of Common Stock in the open market to stabilize the price of the Common Stock. These activities may raise or maintain the market price of the Common Stock above independent market levels or prevent or retard a decline in the market price of the Common Stock. The Underwriters are not required to engage in these activities and may end any of these activities at any time.

Other Relationships

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Underwriters and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, an affiliate of BofA Securities, Inc. acts as a lender, administrative agent and collateral agent under our senior secured asset-based revolving credit facility, dated as of October 23, 2017, as amended, and our term loan credit agreement, dated as of June 14, 2021, as amended.

In the ordinary course of their various business activities, the Underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Common Stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Common Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives of the Underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Common Stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares of Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representatives of the Underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares of Common Stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives of the Underwriters has been obtained to each such proposed offer or resale.

The Company, the Underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the Underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

An offer to the public of any shares of Common Stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares of Common Stock may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

(c)

in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, FSMA), provided that no such offer of shares of Common Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of Common Stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the Underwriters and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any shares of Common Stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Common Stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the Underwriters has been obtained to each such proposed offer or resale.

We, the Underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Common Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Common Stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Switzerland

The shares of Common Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Common Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares of Common Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Common Stock.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of Common Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Common Stock offered should conduct their own due diligence on the shares of Common Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Canada

The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares of Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures

Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of Common Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Common Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Common Stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Japan

The shares of Common Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of Common Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Common Stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of Common Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Common Stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus supplement, the accompanying prospectus, certain other legal matters and certain legal matters in connection with this offering for the Selling Securityholders will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins, LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended February 3, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 16, 2024.

Prospectus

Torrid Holdings Inc.

$600,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

90,000,000 Shares

Common Stock

Offered by the Selling Securityholders

We may offer and sell up to $600.0 million in the aggregate of the securities identified above, and the selling securityholders may offer and sell up to 90.0 million shares in the aggregate of common stock identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling securityholders.

Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “CURV.” On February 15, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $5.00 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $600.0 million and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell up to 90.0 million shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Torrid,” “we,” “our,” “us” or the “Company” in this prospectus, we mean Torrid Holdings Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.torrid.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or the registration statement of which this prospectus forms a part.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the SEC on March 28, 2023.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2023.

•	Our Quarterly Reports on Form 10-Q for the quarters ended April 29, 2023, July 29, 2023 and October 28, 2023, filed with the SEC on June 7, 2023, September 6, 2023 and December 7, 2023, respectively.

•

Our Current Reports on Form 8-K filed with the SEC on March 23, 2023 (Item 5.02 only), April  4, 2023, May  17, 2023 (Item 5.02 only), June  12, 2023 (Item 5.07 only), September  1, 2023 and December 7, 2023 (Item 5.02 only).

•

The description of our common stock contained in Form 8-A filed with the SEC on June  30, 2021, as amended by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the SEC on March 28, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Torrid Holdings Inc.

18501 East San Jose Avenue

City of Industry, California

(646) 200-8887

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, together with any prospectus supplement, includes and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and are subject to the “safe harbor” of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included or incorporated by reference in this prospectus are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including:

•	changes in consumer spending and general economic conditions;

•	the negative impact on interest expense as a result of rising interest rates;

•	inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses;

•	our ability to identify and respond to new and changing product trends, customer preferences and other related factors;

•	our dependence on a strong brand image;

•	increased competition from other brands and retailers;

•	our reliance on third parties to drive traffic to our website;

•	the success of the shopping centers in which our stores are located;

•	our ability to adapt to consumer shopping preferences and develop and maintain a relevant and reliable omni-channel experience for our customers;

•	our dependence upon independent third parties for the manufacture of all of our merchandise;

•	availability constraints and price volatility in the raw materials used to manufacture our products;

•	interruptions of the flow of our merchandise from international manufacturers causing disruptions in our supply chain;

•	our sourcing a significant amount of our products from China;

•	shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility;

•	our reliance upon independent third-party transportation providers for substantially all of our product shipments;

•	our growth strategy;

•	our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set;

•	damage to our reputation arising from our use of social media, email and text messages;

•	our reliance on third-parties for the provision of certain services, including real estate management;

•	our dependence upon key members of our executive management team;

•	our reliance on information systems;

•	system security risk issues that could disrupt our internal operations or information technology services;

•	unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system or otherwise;

•	our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection;

•	payment-related risks that could increase our operating costs or subject us to potential liability;

•	claims made against us resulting in litigation;

•	changes in laws and regulations applicable to our business;

•	regulatory actions or recalls arising from issues with product safety;

•	our inability to protect our trademarks or other intellectual property rights;

•	our substantial indebtedness and lease obligations;

•	restrictions imposed by our indebtedness on our current and future operations;

•	changes in tax laws or regulations or in our operations that may impact our effective tax rate;

•	the possibility that we may recognize impairments of long-lived assets;

•	our failure to maintain adequate internal control over financial reporting; and

•	the threat of war, terrorism or other catastrophes that could negatively impact our business.

The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on March 28, 2023 and in our other filings with the SEC and public communications. You should evaluate all forward-looking statements included or incorporated by reference in this prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except to the extent required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

SUMMARY

We are a direct-to-consumer brand of apparel, intimates and accessories in North America, targeting the 25-to 40-year-old woman who wears sizes 10 to 30. We are focused on fit and offer high quality products across a broad assortment that includes tops, bottoms, denim, dresses, intimates, activewear, footwear and accessories. Our proprietary product offering delivers a superior fit for the curvy woman that makes her love the way she looks and feels. Our style is unapologetically youthful and sexy and we are maniacally focused on fit. We believe our customer values the appeal and versatility of our curated product assortment that helps her look her best for any occasion, including weekend, casual, work and dressy, all at accessible price points. Through our product and brand experience we connect with customers in a way that other brands, many of which treat plus-size customers as an after-thought, have not.

We are a Delaware corporation incorporated on October 29, 2019. Our corporate headquarters is located at 18501 East San Jose Avenue, City of Industry, California 91748. Our telephone number is (626) 667-1002. Our website address is www.torrid.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or the registration statement of which this prospectus forms a part.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation (“certificate of incorporation”), our amended and restated bylaws (“bylaws”) and the Delaware General Corporation Law (the “DGCL”). References in this section to the “Company,” “we,” “us” and “our” refer to Torrid Holdings Inc. and not to any of its subsidiaries.

Authorized Capital

Our authorized capital stock consists of 1.0 billion shares of common stock, par value $0.01 per share, and 5.0 million shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding preferred stock, our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election or removal of directors on our board of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Because we are a holding company, our ability to pay dividends on our common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are validly issued, fully paid and nonassessable. No redemption or sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to fix the powers (including voting powers, if any), preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any of the preferred stock.

Corporate Opportunity

As permitted under the DGCL, in our certificate of incorporation, we renounce any interest or expectancy in, or any offer of an opportunity to participate in, specified business opportunities that are presented to us or one or more of our officers, directors or stockholders. In recognition that (i) directors, principals, members, associated funds, employees, officers and/or other representatives of Sycamore Partners Management, L.P., Sycamore Partners Torrid, L.L.C. and each of their respective affiliates (the “Sycamore Investors”) may serve as directors and/or officers of ours, and the Sycamore Investors, not including us (the “Sycamore Entities”), may engage in similar activities or lines of business that we do, and (ii) members of our board of directors who are not employees of the Company (“Non-Employee Directors” and, collectively with the Sycamore Entities, the “Identified Persons”) and their respective affiliates may engage in similar activities or lines of business that we do, our certificate of incorporation provides for the allocation of certain corporate opportunities between us and the Identified Persons. Specifically, none of the Identified Persons have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business in which we or any of our affiliates now engage in or propose to engage in or otherwise competing with us or any of our affiliates. In the event that a Identified Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for such person and us or any of our affiliates, we will not have any expectancy in such corporate opportunity, and the Identified Person will not have any duty to present such corporate opportunity to us or our affiliates and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. A corporate opportunity that a Non-Employee Director acquires knowledge of will not belong to us unless the corporate opportunity at issue is expressly offered in writing to such person solely in his or her capacity as a director or officer of ours. In addition, the following corporate opportunities will not be deemed to be a potential Corporate Opportunity for the Company: (1) those we are not financially able, contractually permitted or legally able to undertake; (2) those not in our line of business; (3) those of no practical advantage to us; and (4) those in which we have no interest or reasonable expectancy. Except with respect to the Identified Persons, the corporate opportunity doctrine applies as construed pursuant to applicable Delaware laws, without limitation.

Antitakeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Action By Written Consent, Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting from and after the date on which the Sycamore Investors cease to beneficially own at least 50% of the total voting power of all then outstanding shares of our common stock (the “Trigger Event”). Our certificate of incorporation and bylaws also provides that, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders can be called by or at the direction of our board of directors or the chairman of our board of directors, including at the request of holders of not less than a majority of the combined voting power of our common stock, and, from and after the Trigger Event, only by or at the direction of our board of directors or the chairman of our board of directors. Except as described above, stockholders will not be permitted to call a special meeting or to require our board of directors to call a special meeting.

In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting. Prior to the Trigger Event, the Sycamore Investors will not be required to comply with the advance notice procedures applicable to other stockholders.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors.

Removal of Directors

Under the DGCL, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation provides that directors (other than the directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the votes to which all the stockholders would be entitled to cast until the Trigger Event. From and after the Trigger Event, directors may only be removed from office for cause and only upon the affirmative vote of at least 75% of the voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class.

Amendment to the Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended, altered, changed or repealed by a majority vote of our board of directors, provided that, in addition to any other vote otherwise required by law, from and after the Trigger Event, the affirmative vote of at least 75% of the voting power of our outstanding shares of common stock will be required to amend, alter, change or repeal our bylaws. Additionally, from and after the Trigger Event, the affirmative vote of at least 75% of the voting power of the outstanding shares of common stock entitled to vote on the adoption, alteration, amendment or repeal of our certificate of incorporation, voting as a single class, will be required to amend or repeal or to adopt any provision inconsistent with the following provisions of our certificate of incorporation.

•	the provision requiring a 75% supermajority vote for stockholders to amend our Bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding removal of directors;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding Section 203 of the DGCL;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.

This requirement of a supermajority vote to approve amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) our board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder; (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or (3) the merger transaction is approved by our board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of 2/3 of the holders of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

We have elected in our certificate of incorporation to opt out of Section 203 of the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC). The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CURV.”

DESCRIPTION OF DEBT SECURITIES

Any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement will be issued under the indenture, dated as of February 16, 2024 (the “indenture”), between us and Wilmington Trust, National Association, as trustee (the “trustee”), which indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized selected provisions of the indenture and the debt securities below. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms and specific terms of any offered debt securities, and the extent to which the general terms described below apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented for a particular offering of debt securities. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of this summary, the terms “we,” “our,” “ours”, “us” and “Torrid” refer only to Torrid Holdings Inc. and not to any of our subsidiaries.

General

We may issue debt securities at any time and from time to time in one or more series without limitation as to the aggregate principal amount. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. In addition, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding material federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement. In addition, we will describe in the prospectus supplement any special U.S. federal income tax considerations and any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. currency.

Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. No service charge will be made for any registration of transfer or exchange, redemption or repayment of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Terms

We will describe the specific terms of the series of debt securities being offered in a prospectus supplement. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•	any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

•

the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•	any provisions for redemption of the debt securities;

•

any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•	the terms of any right to convert or exchange the debt securities, either at our option or at the option of the holder, into or for shares of our common stock or other securities or property;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•

the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000; the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	if issued as original issue discount securities, the amount of discount;

•	the applicability of the provisions described below under “— Satisfaction and Discharge” or such other means of satisfaction or discharge;

•

any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;

•

any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•	any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness;

•	any restriction or condition on the transferability of the debt securities;

•	any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

•	any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities; and

•	any other terms of the debt securities.

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors.

Ranking

Unless otherwise indicated in the prospectus supplement, the debt securities offered by this prospectus will:

•	be our general unsecured obligations;

•	rank equally with all of our other unsecured and unsubordinated indebtedness; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank junior to all of the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, and we depend on distributions of cash flow and earnings from our subsidiaries in order to meet our payment obligations under the debt securities and our other debt obligations. Many of our subsidiaries have significant debt or other liabilities of their own which will be structurally senior to the debt securities. Unless otherwise indicated in the prospectus supplement, none of our subsidiaries will guarantee or have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Subject to compliance with the applicable requirements set forth in the indenture, we may discharge our obligations under the indenture with respect to our debt securities as described below under “— Defeasance and Covenant Defeasance.”

Events of Default

The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:

•	our failure to pay interest on any of the debt securities of that series when due, and continuance of the default for a period of 30 days;

•	our failure to pay principal or premium, if any, on any of the debt securities of that series when due, whether at maturity or otherwise;

•

our failure to perform, or our breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;

•	specified events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default we may provide for that series.

The indenture provides that, notwithstanding anything to the contrary therein, with respect to any default or event of default, the words “exists,” “is continuing” or similar expressions with respect thereto mean that the default or event of default has occurred and has not yet been cured or waived; provided that any court of competent jurisdiction may: (x) extend or stay any grace period prior to when any actual or alleged default becomes an actual or alleged event of default; or (y) stay the exercise of remedies by the trustee upon the occurrence of an actual or alleged event of default, in each case, in accordance with the requirements of applicable law. If any default or event of default occurs due to: (i) our failure to take any action by a specified time, such default or event of default will be deemed to have been cured at the time, if any, that we take such action; or (ii) the taking of any action by us that is not then permitted by the terms of the indenture, such default or event of default will be deemed to be cured on the earlier to occur of: (x) the date on which such action would be permitted at such time to be taken under the indenture, including pursuant to an applicable amendment or waiver permitting such action, or otherwise; and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by the indenture (including after giving effect to any amendments or waivers).

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within the later of 90 days after the occurrence of any default with respect to a series of debt securities or 30 days after the trustee has actual knowledge of such default, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities.

The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 30% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (or to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.

A notice of default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of default. Any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or to take any other action (a “Holder Direction”) provided by any one or more holders of the applicable debt securities (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to us and the trustee that such holder is not (or, in the case such holder is The Depository Trust Company (the “DTC”) or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Holder Direction relating to the delivery of a notice of default will be deemed a continuing representation until the resulting event of default is cured or otherwise ceases to exist or the applicable debt securities are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Holder Direction, to covenant to provide us with such other information as we may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the Directing Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder will be provided by the beneficial owner of the applicable debt securities in lieu of DTC or its nominee.

If, following the delivery of a Holder Direction, but prior to acceleration of the applicable debt securities, we determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an officer’s certificate stating that we have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any default, event of default or acceleration (or notice thereof) that resulted from the applicable Holder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such default or event of default will be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Holder Direction, but prior to acceleration of the applicable debt securities, we provide to the trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default will be automatically stayed and the cure period with respect to any default or event of default that resulted from the applicable Holder Direction will be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation will result in such holder’s participation in such Holder Direction being disregarded; and, if, without the participation of such holder, the percentage of applicable debt securities held by the remaining holders that provided such Holder Direction would have been insufficient to validly provide such Holder Direction, such Holder Direction will be void ab initio (except for any indemnity or security offered or provided to the Trustee), with the effect that such default or event of default will be deemed never to have occurred, acceleration will be voided and the trustee will be deemed not to have received such Holder Direction or any notice of such default or event of default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Holder Direction delivered to the trustee during the pendency of an event of default as the result of bankruptcy or similar proceedings will not require compliance with the foregoing paragraphs.

For the avoidance of doubt, the trustee will be entitled to conclusively rely on any Holder Direction, officer’s certificate or other document delivered to it pursuant to the foregoing paragraphs, will have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The trustee will have no liability to us, any holder or any other person in acting in good faith on a Holder Direction or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with the indenture or any other agreement.

If a default for a failure to deliver a required notice or certificate in connection with another default under the indenture (the “Initial Default”) occurs, then at the time such Initial Default is cured, such default for a failure to to deliver a required notice or certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and any default or event of default for the failure to deliver any notice or certificate pursuant to any other provision of the indenture will be deemed to be cured upon the delivery of any such notice or certificate required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the indenture. Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.

Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.

The indenture requires the annual delivery to the trustee of a certificate signed by one of our principal executive officer, principal financial officer or principal accounting officer that states whether we are in default under the terms, provisions or conditions of the indenture.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

For purposes of the event of default provisions of the debt securities, the following terms will be applicable:

“Derivative Instrument” means, with respect to a person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the applicable debt securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the applicable debt securities and/or our creditworthiness (the “Performance References”).

“Long Derivative Instrument” means a Derivative Instrument: (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References; and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Short” means, with respect to a holder or beneficial owner of debt securities of any series, as of a date of determination, either: (i) the value of its Short Derivative Instruments exceeds the sum of the (x) value of its applicable debt securities plus (y) value of its Long Derivative Instruments as of such date of determination; or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to us immediately prior to such date of determination.

“Screened Affiliate” means any affiliate of a holder: (i) that makes investment decisions independently from such holder and any other affiliate of such holder that is not a Screened Affiliate; (ii) that has in place customary information screens between it and such holder and any other affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to us or our subsidiaries; (iii) whose investment policies are not directed by such holder or any other affiliate of such holder that is acting in concert with such holder in connection with its investment in the applicable debt securities; and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other affiliate of such holder that is acting in concert with such holders in connection with its investment in the applicable debt securities.

“Short Derivative Instrument” means a Derivative Instrument: (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References; and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

Modification and Waivers

The indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on the debt securities;

•

reduce the principal of or premium, if any, on the debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of the debt securities;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

•	change the currency in which the principal of, any premium or interest on, any debt security is payable;

•

adversely affect a holder’s right to receive payment of the principal of and interest on any security or impair the right to institute suit to enforce such payment on or after the stated maturity of the debt securities, in each case as such stated maturity may, if applicable, be extended in accordance with the terms of such debt securities;

•

reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences; or

•

make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets that we may desire;

•	to evidence succession of another corporation to Torrid, or its successors, and the assumption by the successor corporation of the covenants, agreements and obligations of Torrid;

•	to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities;

•	to add or modify the events of default for the benefit of the holders of debt securities;

•	to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•	to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture;

•	to establish the form and terms of debt securities of any series issued under the indenture;

•

to evidence and provide for acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) modify the rights of the holder of any such debt security;

•	to add guarantors for the benefit of the debt securities of all or any series;

•	to secure the debt securities of all or any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or

•	to conform the provisions of the indenture and the debt securities to the description thereof contained in this prospectus and any related prospectus supplement.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security.

Satisfaction and Discharge

Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, when:

•

either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, direct or indirect obligations of the U.S. (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay the entire indebtedness on the debt securities including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance

We may elect with respect to the debt securities issued under the indenture either:

•	to defease and be discharged from all of our obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,

•	the obligation to register the transfer or exchange of the debt securities,

•	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

•	the obligation to maintain an office or agency in respect of the debt securities, and

•	the obligation to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the trustee in trust for that purpose, of an amount in U.S. dollars or in such foreign currency in which the debt securities are specified as payable and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.

The defeasance or covenant defeasance described above will only be effective if, among other things:

•	it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or is bound;

•	in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:

•	we have received from or there has been published by the Internal Revenue Service a ruling, or

•

since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;

•

if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date; and

•

no event of default or event of default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or event of default with respect to us will have occurred and be continuing on the date of the irrevocable deposit described above.

In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Book-Entry Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, the DTC and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the indenture.

Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indenture.

Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on the DTC’s website is not intended to form a part of, or be incorporated by reference into, this prospectus.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer of securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities of the series are credited on the record date (identified in the listing attached to the omnibus proxy).

Principal, interest payments and redemption proceeds, if any, on the debt securities will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from

Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.

In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.

We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository will no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to use commercially reasonable efforts to appoint another depository for the debt securities of such series. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.

We may at any time in our sole discretion determine that the debt securities of any series will no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.

We have appointed Wilmington Trust, National Association, to act as the security registrar and paying agent and to act as depositary custodian with respect to the Global Notes. We have authorized our agents and Wilmington Trust, National Association, to act in accordance with a letter of representations entered into with the depositary.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

Wilmington Trust, National Association, or any successor thereto, will serve as trustee under the indenture.

The trustee may engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under separate warrant agreements each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that will contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the applicable prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Torrid.

•

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale by certain of our shareholders, who we refer to in this prospectus as the “selling securityholders,” of up to 90.0 million shares of our common stock that were issued and outstanding, or that are issuable upon exercise of options to acquire common stock that were issued and outstanding, prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling securityholders acquired the shares of our common stock included in this prospectus on July 2, 2021, in connection with our initial public offering, when Torrid Holding LLC made a pro rata distribution for no consideration of our common stock to members of Torrid Holding LLC.

Information about the selling securityholders, where applicable, including their identities, the amount of shares of common stock owned by each selling securityholder prior to the offering, the number of shares of our common stock to be offered by each selling securityholder and the amount of common stock to be owned by each selling securityholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling securityholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders in a subsequent prospectus supplement. However, the selling securityholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We may offer and sell any combination of the securities and/or the selling securityholders may offer and sell shares of our common stock from time to time, in one or more transactions, through one or more of the following methods:

•	on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association;

•	in one or more underwritten offerings;

•	to or through dealers;

•	in negotiated transactions;

•	in block trades;

•	in “at-the-market” offerings;

•	directly to one or more purchasers;

•	to or through agents; and

•	in any combination of such methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we offer and sell any combination of the securities or the selling securityholders may offer and sell shares of our common stock from time to time includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	distribution to employees, members, limited partners or securityholders of a selling securityholder;

•	delayed delivery arrangements;

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	one or more underwritten offerings;

•	in “at-the-market” offerings;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions;

•	by pledge to secured debt and other obligations;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

We and/or any selling securityholders may also enter into hedging transactions. For example, we and/or any selling securityholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use our and/or the selling securityholders’ common stock received from us and/or the selling securityholders to close out its short positions;

•	sell securities short and redeliver such securities to close out our and/or the selling securityholders’ short positions;

•

enter into option or other types of transactions that require us and/or the selling securityholders to deliver our and/or the selling securityholders’ common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer our and/or the selling securityholders’ common stock under this prospectus; or

•

loan or pledge our and/or the selling securityholders’ common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A prospectus supplement relating to a particular offering of any securities may include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	any net proceeds to us and/or the selling securityholders from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or paid to dealers or agents; and

•	any option under which underwriters may purchase additional shares of our common stock from us and/or any selling securityholder.

The distribution of any securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Each time that we and/or any of the selling securityholders sell securities covered by this prospectus, we and/or the selling securityholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, and/or the selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Various of the underwriters who participate in the distribution of any securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We and/or the selling securityholders may authorize underwriters or other persons as agents to solicit offers by institutions to purchase any securities from us and/or the selling securityholders pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

In connection with offerings made through underwriters or agents, we and/or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we receive our and/or the selling securityholders’ outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Selling securityholders may use this prospectus in connection with resales of our common stock. Such selling securityholders may be deemed to be underwriters under the Securities Act in connection with the shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

If underwriters or dealers are used in the sale, until the distribution of any securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing the securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we and/or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us and/or the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we and/or the selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any member of the Financial Industry Regulatory Authority (“FINRA”), or independent broker-dealer in connection with any offering pursuant to this prospectus and any applicable prospectus, as the case may be, will be in compliance with the guidelines of the FINRA.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 28, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

8,000,000 shares

Torrid Holdings Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Lead Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC

Jefferies	William Blair

Co-Manager

Telsey Advisory Group

    , 2024